UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2018

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported, on November 21, 2011 Air Lease Corporation (the “Company”) issued $200 million aggregate principal amount of 3.875% convertible senior notes due 2018 (the “Convertible Notes”), which mature on December 1, 2018. The Convertible Notes are convertible into shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), at the option of the holders thereof at any time prior to the close of business on November 30, 2018. The Company previously reported the conversion features and terms of the Convertible Notes in its Current Report on Form 8-K filed on November 21, 2011. The shares of Class A Common Stock issued in connection with the transactions described in this report were included in the Company’s diluted shares outstanding for purposes of calculating diluted earnings per share for the three and nine months ended September 30, 2018.

The Company recently issued the following number of shares of Class A Common Stock to holders of Convertible Notes at a per share conversion price of $29.22. The shares of Class A Common Stock issued in connection with the conversions were all issued in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. On November 8, 2018, the Company issued 102 shares of Class A Common Stock in exchange for $3,000 in aggregate principal amount of Convertible Notes. On November 12, 2018, the Company issued 136 shares of Class A Common Stock in exchange for $4,000 in aggregate principal amount of Convertible Notes. On November 13, 2018, the Company issued 1,368 shares of Class A Common Stock in exchange for $40,000 in aggregate principal amount of Convertible Notes. On November 14, 2018, the Company issued 1,259,347 shares of Class A Common Stock in exchange for $36,799,000 in aggregate principal amount of Convertible Notes. On November 15, 2018, the Company issued 8,040 shares of Class A Common Stock in exchange for $235,000 in aggregate principal amount of Convertible Notes. On November 16, 2018, the Company issued 1,992,796 shares of Class A Common Stock in exchange for $58,231,000 in aggregate principal amount of Convertible Notes. On November 19, 2018, the Company issued 28,404 shares of Class A Common Stock in exchange for $830,000 in aggregate principal amount of Convertible Notes.

As of November 20, 2018, there were 107,386,908 shares of the Company’s Class A Common Stock issued and outstanding. As of November 20, 2018, the aggregate outstanding principal amount of the Convertible Notes is $103,804,000. At the current per share conversion price of $29.22, the maximum number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes is 3,552,425.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: November 20, 2018	By:	/s/ Gregory B. Willis
Gregory B. Willis
Executive Vice President and Chief Financial Officer